THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

ADDITIONALLY, THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT
TO CERTAIN RESTRICTIONS SPECIFIED IN THE PURCHASE AGREEMENT DATED AS OF
APRIL 18, 1995 BETWEEN THE COMPANY AND THE ORIGINAL PURCHASER, AND NO TRANSFER OF THE SECURITIES SHALL BE VALID OR EFFECTIVE ABSENT COMPLIANCE WITH SUCH RESTRICTIONS. ALL SUBSEQUENT HOLDERS OF THESE SECURITIES WILL HAVE AGREED TO BE BOUND BY CERTAIN OF THE TERMS OF THE PURCHASE AGREEMENT, INCLUDING SECTIONS
7.1 AND 8.3. COPIES OF THE PURCHASE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE REGISTERED HOLDER OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.

             VOID AFTER 5 P.M. (SEATTLE TIME) ON APRIL 25, 1998.


W-Warrant_No                           Warrants

                                       Denomination
                                       CUSIP No. 640520 11 0



                               NEORX CORPORATION
              ORGANIZED UNDER THE LAWS OF THE STATE OF WASHINGTON
                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

         This certifies that CERTIFICATE_NAMES~ ("Holder") is the registered holder of the number of Warrants to purchase shares of common stock (the "Warrants") set forth above. Each Warrant entitles the holder thereof, subject to the terms set forth below and in the Purchase Agreement (as hereinafter defined), to purchase from NEORX CORPORATION, a Washington corporation (the "Company"), one quarter of one fully paid and nonassessable share of the Company's $.02 par value Common Stock (the "Stock") at a price of $5.3125 per share (the

"Stock Purchase Price") commencing six months from the Closing Date (as defined in the Purchase Agreement) (October 25, 1995), but not later than 5 p.m. (Seattle time) on the Expiration Date (as defined below), upon surrender of this Warrant Certificate to the Company at the principal office of First Interstate Bank of Washington, N.A. (the "Warrant Agent") in Seattle, Washington or at the principal office of the Company in Seattle, Washington (or at such other location as the Company may advise Holder in writing), with the form of election to exercise appearing on this Warrant Certificate duly completed and signed, and upon payment to the Warrant Agent for the account of the Company in cash or cashier's check (or by bank wire transfer of immediately available funds) of the aggregate Stock Purchase Price in lawful money of the United States of America for the number of shares for which the Warrants are being exercised determined in accordance with the provisions hereof. The Stock Purchase Price and, in some cases, the number of shares purchasable hereunder are subject to adjustment as provided in Paragraph 3 hereof. This Warrant and all rights hereunder, to the extent not exercised in the manner set forth herein, shall terminate and become null and void on the Expiration Date. "Expiration Date" means April 25, 1998, which is the third anniversary of the Closing pursuant to the Purchase Agreement. If such date shall in the state of Washington be a holiday or a day on which banks are authorized to close, then the Expiration Date shall be 5 p.m. (Seattle time) the next following day which in the state of Washington is not a holiday or a day on which banks are authorized to close. This Warrant is issued pursuant to and is subject in all respects to the terms and conditions set forth in the Purchase Agreement dated as of April 18, 1995 between the Company and the original purchaser (the "Purchase Agreement").

         This Warrant is subject to the following terms and conditions:

         1. Exercise; Issuance of Certificates; Payment for Shares. This Warrant is exercisable at the option of Holder commencing six months from the Closing Date, but not later than 5 p.m. (Seattle time) on the Expiration Date, for all or a portion of the shares of Stock which may be purchased hereunder. The Company agrees that the shares of Stock purchased under this Warrant shall be and are deemed to be issued to Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares. Certificates for the shares of Stock so purchased, together with any other securities or property to which Holder is entitled upon such exercise, shall be delivered to Holder by the Company's transfer agent at the Company's expense within a reasonable time after the rights represented by this Warrant have been exercised. Each stock certificate so delivered shall be in such denominations of Stock as may be requested by Holder and shall be registered in the name of Holder or such other name as shall be designated by Holder. If, upon exercise, fewer than all of the shares of Stock evidenced by this Warrant are purchased prior to the Expiration Date of this Warrant, one or more new warrants substantially in the form of, and on the terms in, this Warrant will be issued for the remaining number of shares of Stock not purchased upon exercise of this Warrant.

         2. Shares to Be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof.

         3. Adjustment of Stock Purchase Price and Number of Shares. The Stock Purchase Price and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this Paragraph 3.

                 3.1 Distributions of Stock and Other Rights. In case the Company shall at any time after the date of this Warrant (a) declare a dividend on the outstanding Stock in shares of its capital stock, (b) subdivide the outstanding Stock, (c) combine the outstanding Stock into a smaller number of shares, or (d) issue any shares of its capital stock by reclassification of the Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Stock Purchase Price, and the number and kind of shares receivable upon exercise of this Warrant, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, shall be proportionately adjusted so that Holder after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, it would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.

                 3.2      Changes in Stock

                          (a)     In case of any consolidation with or merger
of the Company into another corporation (other than a merger in which the Company is the surviving or continuing corporation), or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, such successor, leasing or purchasing corporation, as the case may be, shall (i) execute with Holder an agreement providing that Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and/or other securities, property, cash or any combination thereof receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease or conveyance, and (ii) make effective provision in its certificate of incorporation or otherwise, if necessary, in order to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Paragraph 3.1 hereof.

                          (b)     In case of any reclassification or change of
the shares of Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and/or other securities, property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger by Holder of the number of shares of Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Paragraph 3.1 hereof.

                          (c)     The above provisions of this Paragraph 3.2
shall similarly apply to successive reclassifications and changes of shares of Stock and to successive consolidations, mergers, sales, leases or conveyances.

                 3.3 Notice. In case at any time the Company shall propose to effect (a) any of the actions described in Paragraph 3.1 or 3.2 hereof, (b) any liquidation, dissolution or winding-up of the Company, or (c) any other action which would cause an adjustment to the Stock Purchase Price, then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to Holder at Holder's address as it shall appear in the Warrant Register, mailed at least

15 days prior to (i) the date as of which the holders of record of shares of Stock to be entitled to receive any such dividend, distribution, rights, warrants or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution or winding-up, or (iii) the date of such action which would require an adjustment to the Stock Purchase Price.

         4. Issue Tax. The issuance of certificates for shares of Stock upon the exercise of this Warrant shall be made without charge to Holder for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then holder of the Warrant being exercised.

         5.      No Voting or Dividend Rights; Limitation of Liability.
Nothing contained in this Warrant shall be construed as conferring upon Holder the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company. Except for the adjustment to the Stock Purchase Price pursuant to Paragraph 3 hereof, no dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by Holder to purchase shares of Stock, and no mere enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the Stock Purchase Price or as a shareholder of the Company, whether such liability is asserted by the Company or by its creditors.

         6. Restrictions on Transferability of Securities; Compliance With Securities Act.

                 6.1 Restrictions on Transferability. This Warrant and the Stock issuable upon exercise hereof (collectively, the "Securities") shall not be transferable except in compliance with the Purchase Agreement.

                 6.2 Restrictive Legend. Each certificate representing the Securities or any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event shall (unless otherwise permitted by the provisions of the Purchase Agreement) be stamped or otherwise imprinted with a legend substantially in the form (in addition to any legend required under applicable state securities laws) set forth on the reverse of this Warrant.

         7. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

         8. Notices. Any notice, request or other document required or permitted to be given or delivered to Holder or the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant.

         9. Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Washington.

         10. Lost Warrants or Stock Certificates. The Company represents and warrants to Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity and, if requested, bond reasonably satisfactory to the Company (the costs of which are to be borne solely by Holder), or, in the case of any such mutilation, upon surrender and cancellation of such Warrant or stock certificate, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

         11. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay Holder a sum in cash equal to the fair market value of any such fractional interest as it shall appear on the public market, or if there is no public market for such shares, then as shall be reasonably determined by the Company.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officers.

Dated:  April 25, 1995
                                       NEORX CORPORATION
                                  Attest:


                                       Secretary                President

Countersigned:
First Interstate Bank of Washington, N.A.
   as Warrant Agent

By:
               Authorized Signature

                              ELECTION TO EXERCISE

                    TO BE EXECUTED BY THE REGISTERED HOLDER
                         IN ORDER TO EXERCISE WARRANTS

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase the Stock and herewith tenders in payment for such Stock $________ in lawful money of the United States of America, in accordance with the terms hereof. The undersigned requests that a certificate representing the Warrant Shares be registered and delivered as follows:

                 Name:                     ______________________________

                 Address:                  ______________________________

                                           ______________________________

                 Delivery Address:         ______________________________
                    (if different)         ______________________________

         If such amount of Stock is less than that of the aggregate amount of Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the balance of such Stock be registered and delivered as follows:

                 Name:                     ______________________________

                 Address:                  ______________________________

                                           ______________________________

                 Delivery Address:         ______________________________
                    (if different)         ______________________________

         If the exercise of the Warrants is not covered by a Registration Statement effective under the Securities Act of 1933, as amended (the "Securities Act"), the undersigned represents that

                  (i) the undersigned has sufficient funds available to purchase the Stock,

                 (ii) the undersigned understands that the offering and sale of the Stock is intended to be exempt from registration under the Securities Act and that the Company is relying upon its representations herein for purposes of determining whether such exemption is available,

                (iii) the undersigned is purchasing the Stock for its own account and not with a view to, or for sale in connection with, any public distribution thereof,

                  (iv) the undersigned understands and is familiar with the provisions of Regulation D under the Securities Act ("Regulation D") and is an "accredited investor" as such term is defined in Regulation D,

                  (v) the undersigned understands and agrees that (A) it may be unable to readily liquidate its investment in the shares of Stock and that the shares must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and applicable state securities or Blue Sky laws or is exempt from such registration or qualification, and that the Company is not required to register the same or to take any action or make such an exemption available except to the extent provided in the Purchase Agreement dated as of April 18, 1995 and (B) the exemption from registration under the Securities Act afforded by Rule 144 promulgated by the Securities and Exchange Commission ("Rule 144") depends on the satisfaction of various conditions by the undersigned and the Company and that, if applicable, Rule 144 affords the basis for sales under certain circumstances in limited amounts, and that if such exemption is utilized by the undersigned, such conditions must be fully complied with by the undersigned and the Company, as required by Rule 144, and

                 (vi) the address set forth below is the true and correct address of the undersigned's residence.

Dated:______________

             _________________________________                     Signature:_________________________
                 (Insert social security or                                NOTE:  The above signature must correspond
             other identifying number of holder)                           with the name as written upon the face of
                                                                           this Warrant Certificate in every
                                                                           particular, without alteration or
                                                                           enlargement or any change whatsoever.  The
                                                                           signature of the registered holder hereof
                                                                           must be guaranteed.

Signature Guaranteed:



_________________________________

                                   ASSIGNMENT

                    TO BE EXECUTED BY THE REGISTERED HOLDER
                         IN ORDER TO TRANSFER WARRANTS

         FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto

_______________________________________________________________

_______________________________________________________________

                  (Please print name and address of assignee)

this Warrant Certificate, together with all right, title and interest therein, and does irrevocably constitute and appoint __________________ attorney, to transfer this Warrant Certificate on the books of the Warrant Agent, with full power of substitution.

Dated: ___________________________

________________________________                      Signature: _________________________
   (Insert social security or                                NOTE:  The above signature must correspond
 other identifying number of holder)                         with the name as written upon the face of
                                                             this Warrant Certificate in every
                                                             particular, without alteration or
                                                             enlargement or any change whatsoever.  The
                                                             signature of the registered holder hereof
                                                             must be guaranteed.

Signature Guaranteed:


_________________________________





                                          -3-